SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PMC Commercial Trust
(Name of Registrant as Specified in Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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PMC COMMERCIAL TRUST

17950 Preston Road, Suite 600
Dallas, Texas 75252
April 28, 2008
Dear Shareholder:
          You are invited to attend the Annual Meeting of Shareholders of PMC Commercial Trust (the “Meeting”), to be held at 17950 Preston Road, Suite 600, Dallas, Texas, on Saturday, June 14, 2008, at 8:30 a.m., Central Daylight Time. The purpose of the Meeting is to vote on the following proposals:
Proposal 1:	To elect seven (7) trust managers to serve for a one-year term, and until their successors are elected and qualified.

Proposal 2:	To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2008.

Proposal 3:	To transact any other business that may properly be brought before the Meeting or any adjournments thereof.
          The Board of Trust Managers has fixed the close of business on April 18, 2008 as the record date for determining shareholders entitled to notice of and to vote at the Meeting. A form of proxy card and a copy of our annual report to shareholders for the fiscal year ended December 31, 2007 are enclosed with this notice of Meeting and proxy statement.
          Your proxy vote is important to us and our business. I encourage you to complete, date, sign and return the accompanying proxy whether or not you plan to attend the Meeting. If you plan to attend the Meeting to vote in person and your shares are in the name of a broker or bank, you must secure a proxy from the broker or bank assigning voting rights to you for your shares.

Sincerely,
/s/ Lance B. Rosemore
Lance B. Rosemore
Chief Executive Officer and President

PROXY STATEMENT	1

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING	1

GOVERNANCE OF THE COMPANY	4
- Board of Trust Managers (4)
- Statement on Corporate Governance (4)

BOARD OF TRUST MANAGERS	5
- General Meetings (5)
- Committees (5)
- Trust Manager Nomination Procedures (6)
- Independence of Trust Managers (6)
- Compensation of Trust Managers (7)

DIRECTOR COMPENSATION IN 2007	7

SECURITY OWNERSHIP OF TRUST MANAGERS AND EXECUTIVE OFFICERS	8

EXECUTIVE OFFICERS	8
- Business Experience (9)

COMPENSATION DISCUSSION AND ANALYSIS	9
- General (9)
- Role of Management in the Compensation-Setting Process (10)
- Chief Executive Officer Performance Evaluation (10)
- Use of Independent Consultants (10)
- Base Salary (10)
- Management Cash Bonus Incentive (11)
- Long-term Incentives (11)
- Severance and Change in Control Agreements (11)
- Other Compensation Plans (12)
- Indemnification Agreements (12)
- Tax Considerations (12)

COMPENSATION COMMITTEE REPORT	13
- Summary Compensation Table (13)
- Grants of Plan-Based Awards in 2007 (14)
- Employment Agreements (14)
- Equity Incentive Plan Compensation (15)
- Outstanding Equity Awards at Fiscal Year End (16)
- Option Exercises and Shares Vested in 2007 (16)
- Pension Benefits (17)
- Non-qualified Deferred Compensation (17)
- Potential Payments Upon Termination or Change in Control (17)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	18

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	18

APPROVAL OF RELATED PERSON TRANSACTIONS	19

PROPOSAL ONE - ELECTION OF TRUST MANAGERS	20

AUDIT COMMITTEE REPORT	21

PROPOSAL TWO - RATIFICATION OF INDEPENDENT AUDITORS	22
- Principal Accounting Firm Fees (22)
- Pre-Approval Policies (22)

SHAREHOLDER PROPOSALS	23

ANNUAL REPORT	23

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
Saturday, June 14, 2008
PMC Commercial Trust
17950 Preston Road, Suite 600
Dallas, Texas 75252
          The Board of Trust Managers (the “Board”) of PMC Commercial Trust (the “Company”) is soliciting proxies to be used at the 2008 Annual Meeting of Shareholders to be held at 17950 Preston Road, Suite 600, Dallas, Texas, on Saturday, June 14, 2008, at 8:30 a.m., Central Daylight Time (the “Meeting”). This proxy statement, accompanying proxy and annual report to shareholders for the fiscal year ended December 31, 2007 are first being mailed to shareholders on or about April 28, 2008. Although the annual report is being mailed to shareholders with this proxy statement, it does not constitute part of this proxy statement.
          Only shareholders of record as of the close of business on April 18, 2008, are entitled to notice of and to vote at the Meeting. As of April 18, 2008, we had 10,765,033 common shares of beneficial interest (the “Shares”) outstanding. Each holder of record of Shares on the record date is entitled to one vote on each matter properly brought before the Meeting for each Share held.
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
1. What is a proxy?
          It is your legal designation of another person to vote the Shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated two of our officers as proxies for the Meeting. These officers are Jan F. Salit and Barry N. Berlin.
2. What is a proxy statement?
          It is a document that Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy card designating Jan F. Salit and Barry N. Berlin as proxies to vote on your behalf.
3. What is the difference between a shareholder of record and shareholder who holds Shares in street name?
          If your Shares are registered in your name, you are a shareholder of record.
          If your Shares are held in the name of your broker or bank, your Shares are held in street name.
4. How do I attend the Meeting? What do I need to bring?
          If you are a shareholder of record, you will need to bring a photo ID with you to the Meeting.
          If you own Shares in street name, bring your most recent brokerage statement with you to the Meeting. We can use that to verify your ownership of Shares and admit you to the Meeting; however, you will not be able to vote your Shares at the Meeting without a legal proxy, as described in question 5. You will also need to bring a photo ID.
          Please note that cameras, sound or video recording equipment, cellular telephones or other similar equipment, electronic devices, large bags, briefcases or packages will not be allowed at the Meeting.
5. How can I vote at the Meeting if I own shares in street name?
          You will need to ask your broker or bank for a legal proxy. You will need to bring the legal proxy with you to the Meeting. You will not be able to vote your Shares at the Meeting without a legal proxy.
          Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the Meeting and vote in person or legally appoint another proxy to vote on your behalf.

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          If you do not receive the legal proxy in time, you can follow the procedures described in question 4 to attend to the Meeting. However, you will not be able to vote your Shares at the Meeting.
6. What Shares are included on the proxy card?
          If you are a shareholder of record on April 18, 2008, you will receive only a proxy card for all the Shares you hold:
•	in certificate form; and
•	in book-entry form.
          If you receive more than one proxy card it generally means you hold Shares registered in more than one account. Please sign and return all of the proxy cards you received to ensure that your Shares are voted.
7. What constitutes a quorum?
          The presence, in person or represented by proxy, of the holders of a majority of the Shares (at least 5,382,517) entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. However, if a quorum is not present at the Meeting, a majority of the shareholders, present in person or represented by proxy, have the power to adjourn the Meeting until a quorum is present or represented.
8. What different methods can I use to vote?
          By Written Proxy. All shareholders of record can vote by written proxy card. If you are a street name holder, you will receive a written proxy card from your bank or broker. If you are a shareholder of record you will receive a proxy card with this proxy statement.
          In Person. All shareholders of record may vote in person at the Meeting. Street name holders may vote in person at the Meeting if they have a legal proxy, as described in question 5.
9. What is the record date and what does it mean?
          The record date for the meeting is April 18, 2008. The record date is established by the Board as allowed by the Texas Real Estate Investment Trust Act (“Texas Law”). Owners of record of Shares at the close of business on the record date are entitled to:
•	receive notice of the Meeting; and
•	vote at the Meeting and any adjournments or postponements of the Meeting.
10. What can I do if I change my mind after I vote my Shares?
          Voting by proxy will in no way limit your right to vote at the Meeting if you later decide to attend in person.
          Shareholders can revoke a proxy prior to the completion of voting at the Meeting by:
•	giving written notice to the Corporate Secretary of the Company;
•	delivering a later-dated proxy; or
•	voting in person at the Meeting (unless you are a street name holder without a legal proxy, as described in question 5).
11. Are votes confidential? Who counts the votes?
          We will continue our long-standing practice of holding the votes of all shareholders in confidence from trust managers, officers and employees except:
•	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;
•	in case of a contested proxy solicitation;
•	if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or
•	to allow inspectors of election to certify the results of the vote.

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          We will also continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and inspectors of election to certify results.
12. What are my voting choices when voting for trust manager nominees, and what vote is needed to elect trust managers?
          In the vote on the election of seven (7) trust manager nominees to serve until the 2009 Annual Meeting of Shareholders, until their successor has been duly elected and qualified, or until the earliest of their death, resignation or retirement, shareholders may;
•	vote in favor of all nominees;
•	vote in favor of specific nominees;
•	vote against all nominees;
•	vote against specific nominees;
•	abstain from voting with respect to all nominees; or
•	abstain from voting with respect to specific nominees.
          The affirmative vote of the holders of two-thirds of the votes cast by the holders of Shares entitled to vote and present in person or represented by proxy is required to elect trust managers.
          The Board recommends a vote FOR each of the nominees.
13. What are my voting choices when voting on the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors, and what vote is needed to ratify their appointment?
          In the vote on the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors, shareholders of record may:
•	vote in favor of the ratification;
•	vote against the ratification; or
•	abstain from voting on the ratification.
          The affirmative vote of the holders of a majority of the Shares present in person or represented by proxy is required to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors.
          The Board recommends a vote FOR the ratification of PricewaterhouseCoopers LLP as our independent auditors.
14. What if I do not specify a choice for a matter when returning a proxy?
          Shareholders should specify their choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies which are signed and returned will be voted:
•	FOR the election of all trust manager nominees; and
•	FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors.
15. How are abstentions and broker non-votes counted?
          Texas Law, the Company’s Declaration of Trust, and the Company’s Bylaws do not specifically address the treatment of broker non-votes. The inspectors of election will treat Shares referred to as “broker non-votes” (i.e., Shares held by brokers or nominees as to which instructions have not been received from the beneficial owners and as to which the broker or nominees does not have discretionary voting power on a particular matter) as Shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those Shares will be treated as not present and not entitled to vote with respect to that matter (even though those Shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Abstentions will be counted as Shares that are present and entitled to vote for the purpose of determining the presence of a quorum and will be treated as present and a vote against any matter described herein.

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16. Does the Company have a policy about trust managers attendance at Annual meetings of Shareholders?
          The Company does not have a policy about trust managers attendance at Annual Meetings of Shareholders. All of the trust managers attended the 2007 Annual Meeting of Shareholders.
17. Can I access the Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K on the Internet?
          The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2007, are available on our website at www.pmctrust.com.
18. How are proxies solicited and what is the cost?
          We bear all expenses incurred in connection with the solicitation of proxies. We have not engaged any solicitor to assist with the solicitation of proxies. In accordance with SEC rules, we will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to the beneficial owners of Shares.
          Our trust managers, officers, and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.
GOVERNANCE OF THE COMPANY
Board of Trust Managers
          Pursuant to our Declaration of Trust and our Bylaws, our business, property and affairs are managed under the direction of our Board. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board and executive officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Board members have complete access to the Company’s management team and the independent auditors. The Board and each of the key committees - Audit, Compensation and Nominating and Corporate Governance - also have authority to retain, at the Company’s expense, outside counsel, consultants or other advisors in the performance of their duties. The Company’s Corporate Governance Guidelines require that a majority of the Board be independent within the meaning of American Stock Exchange (“AMEX”) standards.
Statement on Corporate Governance
          The Company is dedicated to establishing and maintaining the highest standards of corporate governance. The Board has implemented many corporate governance measures designed to serve the long-tem interests of our shareholders and further align the interests of trust managers and management with the Company’s shareholders.
          Executive Sessions. Pursuant to the Company’s Corporate Governance Guidelines, the non-management trust managers meet in separate executive sessions at least three times a year. These trust managers may invite the Chief Executive Officer or others, as they deem appropriate, to attend a portion of these sessions.
          Contacting the Board. The Board welcomes your questions and comments. If you would like to communicate directly with the Board, or if you have a concern related to the Company’s business ethics or conduct, financial statements, accounting practices or internal controls, then you may submit your correspondence to the Secretary of the Company or you may call the Ethics Hotline at 1-800-292-4496. All communications will be forwarded to the chairman of our Audit Committee and/or the Assistant Secretary of the Company.
          Code of Business Conduct and Ethics. The Board has adopted a Code of Business Conduct and Ethics that applies to all trust managers, officers and employees, including the Company’s principal executive officer and principal financial and accounting officer and a Code of Ethical Conduct for Senior Financial Officers (collectively, the “Codes of Conduct”). The purposes of the Codes of Conduct are to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company and to promote compliance with all applicable rules and regulations that apply to the Company and its officers and trust managers. If the Board amends any provisions of either Code of Conduct that applies to the Company’s Chief Executive Officer or senior financial officers or grants a waiver in favor of any such persons, the Company intends to satisfy its disclosure requirements under Form 8-K rules with respect thereto and promptly publish the text of the amendment or the specifics of the waiver on its website at www.pmctrust.com.

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          The Company intends to continue to act promptly to incorporate not only the actual requirements of rules adopted with respect to corporate governance matters but also additional voluntary measures it deems appropriate. Charters for the Audit, Compensation and Nominating and Corporate Governance Committees and the Company’s Corporate Governance Guidelines and Codes of Conduct may be viewed on the Company’s website at www.pmctrust.com under the “Corporate Governance” section. In addition, the Company will mail copies of the Corporate Governance Guidelines to shareholders upon their written request.
BOARD OF TRUST MANAGERS
General Meetings
          During the fiscal year ended December 31, 2007, the Board held four (4) general meetings and two (2) other meetings. In addition, for the fiscal year ended December 31, 2007, there were eight (8) special committee meetings and one (1) independent committee meeting. Each of the trust managers attended all meetings held by the Board and at least 75% of all meetings of each committee of the Board on which such trust manager served during the fiscal year ended December 31, 2007. The Company’s policy is to encourage members of the Board to attend the meetings in person. All members of the Board attended the 2007 Annual Meeting of Shareholders.
Committees
          During the 2007 fiscal year, the Board had three standing committees: an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.
          Audit Committee. The Audit Committee currently consists of Mr. Nathan G. Cohen, Mr. Barry A. Imber and Mr. Irving Munn. The Audit Committee is comprised entirely of trust managers who meet the independence and financial literacy requirements of the AMEX listing standards as well as the standards established under the Sarbanes-Oxley Act of 2002. In addition, the Board has determined that Mr. Imber qualifies as an “audit committee financial expert” as defined in SEC rules. The Audit Committee’s responsibilities include providing assistance to the Board in fulfilling its responsibilities with respect to oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications, performance and independence, and the performance of the Company’s internal audit function. In accordance with its charter, the Audit Committee has sole authority to appoint and replace the independent auditors, who report directly to the Committee, approve the engagement fee of the independent auditors and pre-approve the audit services and any permitted non-audit services they may provide to the Company. In addition, the Audit Committee reviews the scope of audits as well as the annual audit plan, evaluates matters relating to the audit and internal controls of the Company and approves all related person transactions. The Audit Committee holds separate executive sessions, outside the presence of executive management, with the Company’s independent auditors. The Audit Committee met four (4) times during the fiscal year ended December 31, 2007.
          Compensation Committee. The Compensation Committee currently consists of Mr. Irving Munn, Mr. Barry A. Imber and Mr. Roy H. Greenberg. The Compensation Committee is comprised entirely of trust managers who meet the independence requirements of the AMEX listing standards. The Compensation Committee’s responsibilities include:
•	establishing the Company’s general compensation philosophy;
•	overseeing the Company’s compensation programs and practices, including incentive and equity-based compensation plans;
•	reviewing and approving executive compensation plans in light of corporate goals and objectives;
•	evaluating the performance of the Chief Executive Officer in light of these criteria and establishing the Chief Executive Officer’s compensation level based on such evaluation;
•	evaluating the performance of the other executive officers and their salaries, bonus and incentive and equity compensation;
•	administration of the Company’s option and benefit plans;
•	reviewing the adequacy of the Company’s succession planning and organizational effectiveness; and
•
reviewing and making recommendations concerning proposals by management regarding compensation, bonuses, employment agreements and other benefits and policies respecting such matters for employees of the Company.

          The Compensation Committee has the authority to retain counsel and other experts or consultants including the sole authority to select and retain a compensation consultant and to approve the fees and other retention terms of any consultant. The Compensation Committee met two (2) times during the fiscal year ended December 31, 2007.

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          Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the “Nominating Committee”) consists of Mr. Roy H. Greenberg, Mr. Nathan G. Cohen and Mr. Irving Munn. The Nominating Committee’s duties include adopting criteria for recommending candidates for election or re-election to the Board and its committees and considering issues and making recommendations regarding the size and composition of the Board. The Nominating Committee will also consider nominees for trust manager suggested by shareholders in written submissions to the Company’s Secretary. The Nominating Committee met one (1) time during the fiscal year ended December 31, 2007.
Trust Manager Nomination Procedures
          Trust Manager Qualifications. The Company’s Nominating Committee has established policies for the desired attributes of the Board as a whole. The Board will seek to ensure that a majority of its members are independent under AMEX listing standards. Each trust manager generally may not serve as a member of more than six other public company boards. Each member of the Board must possess the individual qualities of integrity and accountability, informed judgment, financial literacy, high performance standards and must be committed to representing the long-term interests of the Company and its shareholders. In addition, trust managers must be committed to devoting the time and effort necessary to be responsible and productive members of the Board. The Board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience.
          Identifying and Evaluating Nominees. The Nominating Committee regularly assesses the appropriate number of trust managers comprising the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. The Nominating Committee may consider those factors it deems appropriate in evaluating trust manager candidates including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating Committee. In considering candidates for the Board, the Nominating Committee evaluates the entirety of each candidate’s credentials and, other than the eligibility requirements established by the Nominating Committee, does not have any specific minimum qualifications that must be met by a nominee. The Nominating Committee considers candidates for the Board from any reasonable source, including current board members, shareholders, professional search firms or other persons. The Nominating Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.
          Shareholder Nominees. The Nominating Committee will consider properly submitted shareholder nominees for election to the Board and will apply the same evaluation criteria in considering such nominees as it would to persons nominated under any other circumstances. Such nominations may be made by a shareholder entitled to vote who delivers written notice along with any other additional information and materials reasonably required by the Company to the Secretary of the Company not later than the close of business on the 70th day, and not earlier than the close of business on the 90th day, prior to the anniversary of the preceding year’s meeting. For the Company’s annual meeting of shareholders in the year 2009, the Secretary must receive this notice after the close of business on March 16, 2009, and prior to the close of business on April 6, 2009.
          Any shareholder nominations proposed for consideration by the Nominating Committee should include the nominee’s name and sufficient biographical information to demonstrate that the nominee meets the qualification requirements for board service as set forth under “Trust Manager Qualifications.” The nominee’s written consent to the nomination should also be included with the nomination submission, which should be addressed to: PMC Commercial Trust, 17950 Preston Road, Suite 600, Dallas, Texas 75252, Attn: Secretary.
Independence of Trust Managers
          Pursuant to the Company’s Corporate Governance Guidelines, which require that a majority of our trust managers be independent within the meaning of the AMEX corporate governance standards, the Board undertook a review of the independence of trust managers nominated for election at the Meeting. In making independence determinations, the Board observes all criteria for independence established by the SEC, AMEX, and other governing laws and regulations. During this review, the Board considered transactions and relationships between each trust manager or any member of his or her immediate family and the Company, including (if applicable) those reported under “Approval of Related Person Transactions.” As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the trust manager is independent.

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          As a result of this review, the Board affirmatively determined that all of the trust managers nominated for election at the Meeting are independent of the Company and its management with the exception of the management members of the Board, Dr. Andrew S. Rosemore and Mr. Lance B. Rosemore, and their sister, Dr. Martha R. Greenberg.
Compensation of Trust Managers
          During the year ended December 31, 2007, the non-employee trust managers were paid an annual retainer of $22,000, payable quarterly. Each non-employee trust manager also received $1,500 for each quarterly meeting and $1,000 for each other meeting attended. Members of the Audit Committee received a $4,800 annual retainer, and $1,000 for each quarterly committee meeting and $1,000 for each other committee meeting attended, and members of the Compensation Committee and Nominating Committee received $1,000 for each committee meeting attended. The chairperson of the Audit Committee was paid an annual retainer of $5,000 (payable in quarterly installments commencing June 2007) and the chairpersons of the Compensation and Nominating Committees were paid annual retainers of $3,000 each. If any special committee was formed, each member would receive $2,500 per meeting and the chairperson would receive an annual retainer of $5,000. In addition, the Company’s 2005 Equity Incentive Plan allows for the issuance of share awards at the discretion of the Compensation Committee in accordance with the plan. During 2005, 2006 and 2007, share awards granted to the non-employee trust managers vested as follows; one-third at the time of grant, one-third on the first anniversary date and the remaining one-third on the second anniversary date. The non-employee trust managers were reimbursed by the Company for their expenses related to attending board or committee meetings.
DIRECTOR COMPENSATION IN 2007
          Compensation for the non-employee trust managers for the year ended December 31, 2007 was as follows:

Name	Fees Earned or Paid in Cash	Share Awards(1)	Total
Nathan G. Cohen*	$72,800	$7,661	$80,461
Martha R. Greenberg	29,000	7,661	36,661
Roy H. Greenberg*	53,500	7,661	61,161
Barry A. Imber*	40,850	7,661	48,511
Irving Munn*	46,600	7,661	54,261
Ira Silver**	20,950	1,236	22,186

*	Independent Director
**	Independent Director, member of the Audit Committee and Compensation Committee until June 9, 2007.
(1)
This column represents the dollar amount recognized for financial statement purposes with respect to the 2007 fiscal year for awards granted in 2007 as well as in prior years in accordance with Statement of Financial Accounting Standards (“SFAS”) 123R. Each non-employee trust manager received restricted share awards as follows: 510 Shares on June 11, 2005, 510 Shares on June 10, 2006 and 600 Shares on June 9, 2007 (other than Dr. Silver), of which 510 Shares vested prior to 2007, 540 Shares vested on June 11, 2007, 370 Shares will vest on June 10, 2008 and 200 shares will vest on June 9, 2009. Therefore, as of December 31, 2007, 570 Shares were unvested for each non-employee trust manager (other than Dr. Silver). The share price was $14.54, $12.72 and $14.01 on June 11, 2005, June 10, 2006 and June 9, 2007, respectively. The fair value of share awards granted in 2007 was $8,406 on the grant date for each non-employee trust manager.

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SECURITY OWNERSHIP OF TRUST MANAGERS AND EXECUTIVE OFFICERS
          The following table sets forth certain information regarding the beneficial ownership of our Shares as of April 18, 2008 by (1) each person known by us to own beneficially more than 5% of our outstanding Shares, (2) all current trust managers, (3) each current named executive officer, and (4) all current trust managers and current named executive officers as a group. Unless otherwise indicated, the Shares listed in the table are owned directly by the individual, or by both the individual and the individual’s spouse. Except as otherwise noted, the individual had sole voting and investment power as to Shares shown or, the voting power is shared with the individual’s spouse. All individuals set forth below have the same principal business address as the Company.

Name	Common Shares Owned	Unexercised Options Exercisable	Common Shares Owned Beneficially	Percent of Common Shares Owned Beneficially
Andrew S. Rosemore(1)	526,894	9,000	535,894	5.0%
Lance B. Rosemore(2)	192,422	14,500	206,922	1.9%
Barry N. Berlin(3)	17,928	12,030	29,958	*
Jan F. Salit(4)	14,554	12,030	26,584	*
Ron H. Dekelbaum	678	9,500	10,178	*
Nathan G. Cohen(5)	8,620	1,000	9,620	*
Martha R. Greenberg(6)	447,042	1,000	448,042	4.2%
Roy H. Greenberg(7)	8,620	1,000	9,620	*
Barry A. Imber(8)	16,710	-	16,710	*
Irving Munn(7)	8,520	1,000	9,520	*
Trust Managers and Executive Officers as a group (10 persons)	1,241,988	61,060	1,303,048	12.1%

*	Less than 1%.

(1)
Includes 292,132 Shares held in IRA’s, 13,940 Shares held in a trust of which Dr. Rosemore is the beneficiary, 163,777 Shares held by a partnership of which Dr. Rosemore and his spouse are general partners, 4,471 Shares held in the name of his children and 1,900 restricted shares.

(2)
Includes 7,097 Shares held in the name of his children, 77,805 Shares held jointly with his spouse, 4,786 Shares held in an IRA, 14,755 Shares held in trust for the benefit of Mr. Rosemore and his children, 2,442 Shares held by a partnership for the benefit of Mr. Rosemore and his children, 1,569 Shares held in an IRA by Mr. Rosemore’s spouse and 1,900 restricted shares.

(3)	Includes 211 Shares held in the name of his minor child, 6,823 Shares held jointly with his spouse and 1,900 restricted shares.

(4)	Includes 612 Shares held in an IRA and 1,900 restricted shares. (5) Includes 1,700 Shares held in the name of his spouse and 570 restricted shares.

(6)
Includes 77,495 Shares held in an IRA, 69,721 Shares held in an IRA for the benefit of her spouse, and 570 restricted shares. All remaining shares are held by a partnership of which Dr. Greenberg is the sole manager. The Company’s proxy statement for its 2007 Annual Meeting of Shareholders inadvertently excluded 2,970 Shares acquired through a dividend reinvestment plan during 2006 and 2007.

(7)	Includes 570 restricted shares.

(8)
Includes 3,274 Shares held in an IRA for the benefit of his child, 1,122 Shares held in an IRA for the benefit of his spouse, 1,202 Shares held in an IRA and 570 restricted shares. The Company’s proxy statement for its 2007 Annual Meeting of Shareholders inadvertently excluded 2,272 Shares which is comprised of the Shares held in both his IRA and his spouse’s IRA.

EXECUTIVE OFFICERS
          The following table sets forth the executive officers and other key members of management of the Company.

Name	Age	Title
Lance B. Rosemore	59	President, Chief Executive Officer and Secretary
Barry N. Berlin	47	Chief Financial Officer
Andrew S. Rosemore	61	Executive Vice President, Chief Operating Officer and Treasurer
Jan F. Salit	57	Executive Vice President, Chief Investment Officer and Assistant Secretary
Ron H. Dekelbaum	38	General Counsel

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Business Experience
          For the business experience of Dr. Andrew S. Rosemore and Mr. Lance B. Rosemore, see “Proposal One - Election of Trust Managers.”
          Barry N. Berlin has been Chief Financial Officer of the Company since June 1993. Mr. Berlin was also Chief Financial Officer of PMC Capital, Inc. (“PMC Capital”) from November 1992 to February 2004. From August 1986 to November 1992, he was an audit manager with Imber and Company, Certified Public Accountants. Mr. Berlin is a certified public accountant.
          Jan F. Salit has been Executive Vice President of the Company since June 1993, and Chief Investment Officer and Assistant Secretary since January 1994. He was also Executive Vice President of PMC Capital from May 1993 to February 2004 and Chief Investment Officer and Assistant Secretary of PMC Capital from March 1994 to February 2004. From 1979 to 1992, Mr. Salit was employed by Glenfed Financial Corporation and its predecessor company Armco Financial Corporation, a commercial finance company, holding various positions including Executive Vice President and Chief Financial Officer.
          Ron H. Dekelbaum has been General Counsel of PMC Commercial since April 2005. From 2003 to 2005, Mr. Dekelbaum was General Counsel to U.S. Restaurant Properties, Inc. predecessor to Trustreet Properties, Inc. (NYSE:TSY) which was subsequently acquired by GE Capital (NYSE:GE) in 2007. From 1998 to 2003, Mr. Dekelbaum was General Counsel, Vice President and Secretary of Mattress Giant Corporation.
COMPENSATION DISCUSSION AND ANALYSIS
General
          The Compensation Committee recommends to the Board the compensation of the Chief Executive Officer and administers all employment benefit plans established by the Company. The Compensation Committee reviews the overall compensation program to assure that it is reasonable and, in consideration of all the facts, including practices of comparably sized Real Estate Investment Trusts (“REITs”), adequately recognizes performance tied to creating shareholder value and meets overall Company compensation and business objectives. The Compensation Committee’s philosophy for compensating executive officers is that an incentive-based compensation system tied to the Company’s financial performance and shareholder return will best align the interests of its executive officers with the objectives of the Company and its shareholders. The Compensation Committee attempts to promote financial and operational success by attracting, motivating and assisting in the retention of key employees who demonstrate the highest levels of ability and talent. The Compensation Committee has determined that the Company’s compensation program should reward performance measured by the creation of value for shareholders. In accordance with this philosophy, the Compensation Committee oversees the implementation of the compensation system designed to meet the Company’s financial objectives by making a portion of an executive officer’s compensation dependent upon the Company’s and such executive’s performance. The Company’s executive compensation program includes:
•	Base salary. The salaries for the executive officers are determined following an assessment of each executive’s level of responsibility and experience, individual performance and contributions to the Company.

•	Annual Bonus Incentives. Annual incentives are determined by the performance of the executive, the executive’s department, as applicable, and the financial performance of the Company as a whole.

•	Long-Term Incentives. Grants of restricted shares and/or share options are designed to motivate individuals to enhance long-term profitability of the Company and the value of the common shares. Awards of long-term incentive compensation require the executives to focus on the Company’s long-term strategic growth and prospects, as well as to require the executives to share the risk of poor performance with our shareholders.
          The Compensation Committee does not allocate a fixed percentage to each of these elements, but works with management to design compensation structures that best serve its goals and appropriately motivate the executives to provide outstanding service to the Company.

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Role of Management in the Compensation-Setting Process
          The Company’s named executive officers disclosed in the Summary Compensation Table for the 2007 year are:
•	Lance B. Rosemore, Chief Executive Officer

•	Barry N. Berlin, Chief Financial Officer

•	Andrew S. Rosemore, Chief Operating Officer

•	Jan F. Salit, Chief Investment Officer

•	Ron H. Dekelbaum, General Counsel
          Each of these named executive officers plays their own unique role in the compensation-setting process. Our Chief Executive Officer makes recommendations to the Compensation Committee concerning each of the executives, including the named executive officers other than him. Our Chief Executive Officer provides to each such executive officer, at least annually, an informal evaluation and review of the individual contributions of the executive to the business of the Company. The Chief Executive Officer’s recommendations to the Compensation Committee influence the base salary, potential annual bonus, and the granting of long-term incentive compensation to each of the executives. While the Compensation Committee gives much weight to the Chief Executive Officer’s opinion, the final decision for all elements of the Company’s compensation packages to named executive officers is ultimately made by the Compensation Committee.
          The Compensation Committee also consults the Chief Financial Officer, Chief Operating Officer and the Chief Investment Officer as to their judgment of the Company’s financial status as a whole before making final decisions concerning either annual bonus awards or long-term equity incentive awards, although none of these executive officers will conduct individual evaluations of other executives or make recommendations as to base salaries. Mr. Dekelbaum, as General Counsel, is not consulted during the compensation setting process.
Chief Executive Officer Performance Evaluation
          The Compensation Committee recommends to the Board for its approval the compensation of all executives, including the Chief Executive Officer. Mr. Rosemore’s current annual salary, as established by his employment agreement, was set at $404,000 on July 1, 2007. Also, during 2007 he was awarded a cash bonus of $74,000 which was paid in 2008.
Use of Independent Consultants
          The Compensation Committee has historically not utilized the services of an independent advisor or other compensation consultant when determining the appropriate compensation packages for the Company’s executives. Instead, the Compensation Committee feels that it may rely upon the Company’s accounting, legal and human resource departments to provide sufficient information necessary to make the compensation decisions. The Company has relied upon its own internal resources to compile publicly available information concerning peer companies and the practices and trends in our industry, and anticipates continuing to do so. If the Compensation Committee determines that using an independent consultant in the future is desirable, however, the Compensation Committee’s Charter does allow the use of such a consultant and the Compensation Committee is free to contract this work to an appropriate third party.
Base Salary
          The Compensation Committee meets mid-year, typically in May, to review the base salary and long-term incentives provided to its executive officers for the twelve-month period ending on June 30 of that year. At that meeting the Compensation Committee may change the base salary of all or some of the executives for the upcoming twelve month period beginning July 1.
          In May of 2007 the Compensation Committee reviewed and recommended to the Board an increase in the base salary of each of the Company’s named executive officers. Factors considered by the Compensation Committee in recommending base salaries for the Chief Executive Officer as well as the other executive officers include: (1) the performance of the Company, measured by both financial and non-financial objectives, (2) individual accomplishments, (3) any planned change of responsibilities for the forthcoming year, (4) salaries paid for similar positions within the real estate and REIT industry available in public filings, and (5) proposed base salary relative to that of other executive officers. The predominating factors in the Compensation Committee’s recommendation are the performance of the Company, the individual performance of the executive, and the retention of the executive. The application of the remaining factors is subjective and may vary in weight from year to year. Moreover, the fact that information gathered from peer companies may be used as one factor in the setting of base salaries does not mean that the Compensation Committee will always directly tie salaries to that of those comparable companies; the information relating to the peer companies is solely one of

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many guidelines. Base salaries paid in calendar year 2007 are quantified below in the “Summary Compensation Table.”
Management Cash Bonus Incentive
          The Compensation Committee administers the Company’s annual cash bonus arrangements which are designed to compensate key management personnel for reaching certain performance milestones and to aid the Company in attracting, retaining and motivating personnel required for the Company’s continued performance. Mr. Rosemore, Mr. Berlin, Dr. Rosemore and Mr. Salit (“Key Executives”) participate in an executive bonus arrangement. Mr. Dekelbaum is a participant in a separate bonus arrangement administered for all other employees of the Company. The arrangements differ in that the Compensation Committee approves the annual bonus paid to each of the Key Executives (based on recommendations made by the Chief Executive Officer with respect to all Key Executives except him), but only approves the aggregate amount of bonuses payable to all other employees. The aggregate amount approved with respect to the bonus arrangement for all other employees is allocated by the Chief Executive Officer.
          Although bonuses under both arrangements are discretionary, bonuses paid to the Key Executives are largely based upon a review of earnings per share with respect to the Company’s shares for the calendar year, the base salary change for each Key Executive during the calendar year, if any, and the annual bonus paid to the Key Executive for the prior year. The Chief Executive Officer may also recommend an increase or decrease to the annual bonus for each Key Executive based upon the performance of the executive and the Company during the calendar year.
          Although determinations with respect to base salary and long-term incentives are typically made with respect to the twelve-month period beginning July 1, annual bonus incentives are instead earned and paid with respect to the calendar year. Therefore, the Compensation Committee meets in December of each year to review the performance of each of the Key Executives for the year and the performance of the Company in the preceding three quarters (and the Company’s anticipated performance in the fourth quarter of the year). At that meeting the Compensation Committee approves the payment of annual bonuses. The annual bonuses for the Key Executives approved at this meeting are paid in January. Annual bonuses paid with respect to calendar year 2007 are quantified below in the “Summary Compensation Table.”
Long-term Incentives
          The Compensation Committee is responsible for administration of the 2005 Equity Incentive Plan (the “Plan”), and establishes the number of options granted and restricted shares awarded based upon comparable industry data and upon each individual’s base salary and performance. The purpose of the Plan is to encourage and enable the executive officers, employees and certain non-employee Board members to acquire a proprietary interest in the Company, thus furthering their interest in stimulating the growth and prosperity of the Company. In keeping with the Compensation Committee’s philosophy to provide long-term incentives to executive officers and other key employees, it is anticipated that restricted share awards and share options will be granted to executive officers and other key employees on a periodic basis.
          The number of shares available under the Plan was initially 500,000, though this number is subject to adjustment upon the occurrence of corporate transactions such as recapitalizations or share splits. As of December 31, 2007, there were 385,200 shares available for grant under the Plan. The Compensation Committee has the authority to select the eligible recipients, the number of shares to be granted, to modify an award from time to time, and to set the rules and guidelines of administration for the Plan. The Compensation Committee also has the sole discretion to impose forfeiture provisions upon certain terminations, or accelerated vesting upon a change in control.
          At the mid-year meeting of the Compensation Committee, it reviews the long-term incentives provided to the Company’s executive officers and determines the terms of long-term incentives to be awarded to executives of the Company. The awards are then presented to the Board for approval at the Board meeting immediately following the Annual Meeting of Shareholders.
          Each of the named executive officers received awards under the Plan in 2007, each with a grant date of June 9, 2007. The Key Executives each received 2,100 restricted shares, while Mr. Dekelbaum received 5,000 share options. The terms of these awards are described in greater detail in the narrative following the “Grants of Plan-Based Awards in 2007” table. Individual grants were made by the Compensation Committee based upon recommendations of the Chief Executive Officer and the Compensation Committee’s own deliberations as to the individual’s contribution to the Company, overall level of compensation, and seniority.
Severance and Change in Control Agreements
          The Compensation Committee believes that severance and, in selective circumstances, change in control

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arrangements are necessary to attract and retain the talent necessary for our long-term success. However, the Compensation Committee does not view severance programs for executives as an additional element of compensation. Rather the Compensation Committee believes that severance programs allow the Company’s executives to focus on duties at hand and provide security should their employment be terminated through no fault of their own. Currently, all of the named executive officers are covered by severance or change in control provisions in their employment agreement.
          Each of our Key Executives have entered into agreements with the Company (which are discussed under “Employment Agreements”) pursuant to which they are granted enhanced severance benefits. We have also entered into an employment agreement with Mr. Dekelbaum that provides for a severance payment upon a change in control. The Compensation Committee believes that these arrangements are appropriate and consistent with similar provisions agreed upon between comparable sized public companies and their key executives. The Employment Agreements and Mr. Dekelbaum’s agreement are discussed in greater detail below in the section entitled “Potential Payments Upon Termination or Change in Control.”
Other Compensation Plans
          The Company maintains a profit sharing plan that includes a defined contribution plan (the “401(k) Plan”) and a discretionary plan (the “Profit Sharing Plan”) that is intended to satisfy the tax qualification requirements of Section 401(a) of the Internal Revenue Code. The Company’s full time employees, including the Company’s executive officers, are eligible to participate in the 401(k) Plan and are permitted to contribute a portion of their eligible compensation for purposes of the 401(k) plan (subject to the applicable statutory limits of $15,500, or $20,500 for eligible participants over the age of 50, in calendar year 2007). All amounts deferred by a participant under the 401(k) Plan’s salary reduction feature vest immediately in the participant’s account. While the Company may (but is not required to) make “matching contributions” under the 401(k) Plan, none were made during fiscal 2007. In lieu of 401(k) “matching contributions,” pursuant to the Profit Sharing Plan the Board elected to make a discretionary contribution of $256,000 during the plan year ended October 31, 2007 and $244,000 during each of the plan years ended October 31, 2006 and 2005. Contributions to the Profit Sharing Plan are available to all full-time employees who meet the eligibility requirements of the plan. In general, vesting in the Profit Sharing Plan occurs ratably between years two (2) to seven (7) of employment.
Indemnification Agreements
          We have entered into an indemnification agreement with each of the independent, non-management trust managers and named executive officers. These agreements provide for the Company to, among other things, indemnify such persons against certain liabilities that may arise by reason of their status or service as trust managers or named executive officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such person under any trust managers’ and officers’ liability insurance policy the Company chooses, in its discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Texas and shall be in addition to any other rights the individual may have under the Company’s Declaration of Trust, Bylaws and applicable law. Management believes these indemnification agreements enhance the Company’s ability to attract and retain knowledgeable and experienced executives and independent, non-management trust managers.
Tax Considerations
          Code Section 162(m) places a limit of $1,000,000 on the amount of compensation that the Company may deduct for federal income tax purposes in any one year with respect to the Company’s Chief Executive Officer, and the next three highest paid executives. However, performance-based compensation that meets certain requirements is excluded from the $1,000,000 limitation. The Compensation Committee is aware of this tax law, but believes that none of the executive officers currently receives compensation at or near the $1,000,000 maximum. The Compensation Committee will continue to keep this provision in mind for future compensation decisions, and will take measures to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

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COMPENSATION COMMITTEE REPORT
          The Compensation Committee has (1) reviewed and discussed the foregoing Compensation Discussion and Analysis (“CD&A”) with the Company’s Chief Executive Officer, Chief Financial Officer, and General Counsel; and (2) based upon the review and discussion recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
          This report is submitted by the following members of the Compensation Committee:
Irving Munn (Chair)
Barry A. Imber
Roy H. Greenberg
Summary Compensation Table
          The table below represents the compensation paid to each of the named executive officers in their capacities as executive officers during the calendar years ended December 31, 2006 and 2007.

				Long-Term
		Annual		Compensation
		Compensation(1)		Awards(2)(3)
Name and Principal				Share	Option	All Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation(4)	Total
Lance B. Rosemore	2007	$387,891	$74,000	$25,718	$-	$50,866	$538,475
Chief Executive Officer	2006	360,602	72,000	18,589	3,083	48,093	502,367
Barry N. Berlin	2007	$257,949	$52,000	$25,718	$-	$41,216	$376,883
Chief Financial Officer	2006	245,117	50,000	18,589	2,522	39,186	355,414
Andrew S. Rosemore	2007	$354,143	$74,000	$25,718	$-	$46,202	$500,063
Chief Operating Officer	2006	327,585	72,000	18,589	3,083	43,549	464,806
Jan F. Salit	2007	$257,949	$52,000	$25,718	$-	$40,550	$376,217
Chief Investment Officer	2006	245,117	50,000	18,589	2,522	38,610	354,838
Ron H. Dekelbaum	2007	$169,536	$12,500	$-	$2,660	$15,507	$200,203
General Counsel	2006	154,250	10,000	-	1,401	14,177	179,828

(1)	During 2007, salary and bonus as a percentage of total compensation ranges from 82% to 91% for the named executive officers.

(2)	As described in the Compensation Discussion and Analysis, the Compensation Committee grants share and option awards on a discretionary basis to the executive officers. The terms of the share awards provide for dividends on non-vested shares to be paid to the holder.

(3)	Each column represents the dollar amount recognized for financial statement reporting purposes with respect to the applicable fiscal year for the fair value of restricted share awards and option awards granted in 2007 as well as prior fiscal years, in accordance with SFAS 123R utilizing assumptions disclosed in Note 16 to our financial statements for the period ended December 31, 2007. See the Grants of Plan-Based Awards Table for information on awards made in 2007. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized as compensation by the named executive officers.

(4)	See table below; the Company has determined that the amounts of perquisites and other personal benefits paid to each of the executive officers does not exceed $10,000.
All other compensation consists of the following during 2007:

			Tax Qualified
		Unused	Deferred
Name	Car Allowance	Vacation Pay	Compensation Plan	Other	Total
Lance B. Rosemore	$6,600	$19,412	$21,854	$3,000	$50,866
Barry N. Berlin	$6,600	$12,762	$21,854	$-	$41,216
Andrew S. Rosemore	$6,600	$17,748	$21,854	$-	$46,202
Jan F. Salit	$6,600	$12,096	$21,854	$-	$40,550
Ron H. Dekelbaum	$-	$-	$15,507	$-	$15,507

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Grants of Plan-Based Awards in 2007
          The following table provides information concerning each grant of restricted shares and each grant of share options made to our named executive officers pursuant to our 2005 Equity Incentive Plan during 2007.

		All Other	All Other Option
		Share Awards:	Awards: Number	Exercise or	Grant Date	Grant Date
		Number of	of Securities	Base Price of	Value of	Value of
		Shares or	Underlying	Option	Share	Option
	Grant	Units	Options	Awards	Awards	Awards
Name of Executive	Date	(#) (1)	(#) (2)	($/Sh)	($) (3)	($) (4)
Lance B. Rosemore	06/09/07	2,100	-	-	$29,421	-
Barry N. Berlin	06/09/07	2,100	-	-	$29,421	-
Andrew S. Rosemore	06/09/07	2,100	-	-	$29,421	-
Jan F. Salit	06/09/07	2,100	-	-	$29,421	-
Ron H. Dekelbaum	06/09/07	-	5,000	$14.01	$-	$2,660

(1)	Represents a grant of restricted shares to the named executive officers in the amounts specified. The terms of these restricted share awards are described below in the section entitled “Equity Incentive Plan Compensation.”

(2)	Represents a grant of share options to Mr. Dekelbaum. The terms of this share option award are described below in the section entitled “Equity Incentive Plan Compensation.”

(3)	Represents the grant date fair value of the restricted shares for purposes of SFAS 123R. The grant date fair value is based on the per share closing price of our common shares on June 9, 2007, which was $14.01.

(4)	Represents the grant date fair value of the share options for purposes of SFAS 123R.
Employment Agreements
          We have entered into employment agreements with Mr. Lance B. Rosemore, Mr. Barry N. Berlin, Dr. Andrew S. Rosemore and Mr. Jan F. Salit, dated June 25, 2007, for employment terms that extend until the earlier of (1) the named executive officer’s 70th birthday, or (2) June 30, 2010 or a later date determined by the Board. The term of the employment agreements may be extended annually by the Board. Each of these employment agreements is substantially similar and provides for at least annual reviews by the Board of the base salaries contained therein, with a minimum salary equal to the executive’s compensation on July 1, 2007. In addition to base salary, the employment agreements provide for the following:
•	the opportunity to earn annual cash bonuses in amounts that may vary from year-to-year and that are based upon our performance and the performance of the executive, such bonuses to be awarded at the Board’s discretion; and

•	the same benefits and perquisites that our other officers and employees are entitled to receive.
          The employment agreements authorize the named executive officers to incur reasonable expenses for the promotion of our business. We will reimburse the executives for all such reasonable expenses incurred upon the presentation by each executive, from time to time, of an itemized account of such expenditures. The executives shall be entitled to such additional and other fringe benefits as the Board shall from time to time authorize, including but not limited to: health insurance coverage for the executive and the executive’s spouse and dependent children and a monthly automotive allowance of $550, which the executive is to use to obtain an automobile to be available for business purposes as needed. All operating expenses related to the automobile such as maintenance, insurance and fuel (excluding fuel for business-related travel) will be the responsibility and expense of the executive.
          Each employment agreement also contains severance provisions, which are discussed below in the section entitled “Potential Payments Upon Termination or Change in Control.” The employment agreements further provide that we will indemnify and hold the executive harmless from any loss for any corporate undertaking, as contemplated per the employment agreement, whereby a claim, allegation or cause of action shall be made against the executive in the performance of his contractual duties except for willful illegal misconduct. Said indemnification shall include but not be limited to reasonable costs incurred in defending the executive in his faithful performance of contractual duties.
          We also entered into an employment agreement with Mr. Dekelbaum dated July 7, 2006 that was amended on June 5, 2007 and then replaced and superseded with a new employee agreement on February 11, 2008. The employment agreement provides that Mr. Dekelbaum’s employment with us will continue on an at-will basis until either we or Mr. Dekelbaum terminate the employment relationship. Mr. Dekelbaum’s employment agreement differs from the employment agreements described above for the Key Executives in that the term of employment is stated to end on October 31, 2008 and Mr. Dekelbaum has a fixed salary of $160,992. Mr. Dekelbaum is entitled to participate in our benefit plans that are

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made available to our employees, and we will pay for health insurance for Mr. Dekelbaum and make health insurance available for his immediate family members reimbursable by Mr. Dekelbaum at our cost. Mr. Dekelbaum is eligible to receive a severance payment equal to his base salary in the event he is terminated as a result of a change of control or sale of the Company prior to October 31, 2008. The payments are discussed in further detail below in the section entitled “Potential Payments Upon Termination or Change in Control.” Bonus compensation may be paid to Mr. Dekelbaum at the discretion of our Chief Executive Officer based on the direction of the Compensation Committee.
Equity Incentive Plan Compensation
          The restricted share and option share awards made to the named executive officers on June 9, 2007, were granted under our 2005 Equity Incentive Plan. Under the terms of the restricted share awards, 2,100 restricted awards were granted to each of the Key Executives on June 9, 2007. One-third of the restricted shares were vested on the date of grant, one-third of the restricted shares will vest on June 9, 2008 and the remaining one-third of the restricted shares will vest on June 9, 2009, provided the recipient continues employment with us through the applicable vesting dates. The 2005 Equity Incentive Plan provides for the accelerated vesting of equity awards such as the restricted share awards in the event of a change in control. These acceleration provisions are described below in the section of this proxy entitled “Potential Payments Upon Termination or Change in Control.” Dividends are payable on the restricted shares at the same rate and at the same time that dividends are paid to shareholders.
          The option share award made to Mr. Dekelbaum was fully vested on the date of grant and was immediately exercisable for vested shares. Mr. Dekelbaum must exercise the option prior to the fifth anniversary of the date of grant.

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Outstanding Equity Awards at Fiscal Year End
          The following table provides information on the outstanding share option and restricted share awards held by the named executive officers as of December 31, 2007. Each equity grant is shown separately for each named executive.

	Option Awards			Share Awards
	Number of
	Securities					Market
	Underlying			Number of		Value of
	Unexercised	Option		Shares That		Shares That
	Options	Exercise	Option	Have Not		Have Not
Name of Executive	Exercisable (1)	Price	Expiration Date	Vested		Vested (5)

Lance B. Rosemore	3,700 (2)	$12.97	9/11/2008
	5,300	14.54	6/11/2010
	5,500	12.72	6/10/2011
				500	(3)	$5,380
				1,400	(4)	15,064

Barry N. Berlin	3,330 (2)	$12.97	9/11/2008
	4,200	14.54	6/11/2010
	4,500	12.72	6/10/2011
				500	(3)	$5,380
				1,400	(4)	15,064

Andrew S. Rosemore	3,700 (2)	$12.97	9/11/2008
	5,300	14.54	6/11/2010
				500	(3)	$5,380
				1,400	(4)	15,064

Jan F. Salit	3,330 (2)	$12.97	9/11/2008
	4,200	14.54	6/11/2010
	4,500	12.72	6/10/2011
				500	(3)	$5,380
				1,400	(4)	15,064

Ron H. Dekelbaum	2,000	$14.54	6/11/2010
	2,500	12.72	6/10/2011
	5,000	14.01	6/09/2012

(1)	The outstanding option awards reported in this table were fully vested on the date of grant. Options expire five years from the date of grant.

(2)	Issued by PMC Capital and converted upon merger on February 28, 2004.

(3)
Represents awards of restricted shares made to each of the named executive officers indicated above on June 10, 2006 which will vest on June 10, 2008, provided the named executive officer is still employed with us on that date. The vesting of these restricted shares may be accelerated as described in the “Potential Payments Upon Termination or Change in Control” section below.

(4)
Represents awards of restricted shares made to each of the named executive officers indicated above on June 9, 2007. The vesting dates of these awards are described above in the narrative entitled “Equity Incentive Plan Compensation.”

(5)	Based on the per share closing market price of $10.76 of our shares on December 31, 2007.
Option Exercises and Shares Vested in 2007
          The following table sets forth, for each of the named executive officers, information regarding the value of restricted share awards that vested during the fiscal year ended December 31, 2007.

	Share Awards
Name of Executive	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Lance B. Rosemore	1,700	$23,817
Barry N. Berlin	1,700	$23,817
Andrew S. Rosemore	1,700	$23,817
Jan F. Salit	1,700	$23,817
Ron H. Dekelbaum	-	$-

(1)
For each named executive officer, based on the following awards: (a) 500 restricted shares granted on June 11, 2005 which vested on June 11, 2007, (b) 500 restricted shares granted on June 10, 2006 which vested on June 10, 2007 and (c) 700 shares granted on June 9, 2007 which immediately vested. The per share market price of all restricted shares was $14.01 on the vesting date.

(2)
Calculated as the aggregate market value on the date of vesting of the shares with respect to which restrictions lapsed during 2007 (calculated before payment of any applicable withholding or other income taxes).

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Pension Benefits
          We do not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for our named executive officers.
Non-qualified Deferred Compensation
          We do not have any non-qualified deferred compensation plans or arrangements in which our named executive officers participate.
Potential Payments Upon Termination or Change in Control
          The Company has entered into employment agreements with each of the named executive officers, each of which contain very similar provisions, Mr. Dekelbaum’s agreement being the exception and discussed separately below. The employment agreements for the Key Executives each contain the following terms and provisions:
•
Cause. The Company cannot terminate the employment agreements except for: (1) the intentional, unapproved material misuse of corporate funds; (2) professional incompetence; or (3) willful neglect of duties or responsibilities in either case not otherwise related to or triggered by the occurrence of any event or events described in the other employment agreement items detailed in this section.

•
Death. If the Key Executive dies during the term of employment and has not attained the age of seventy years, the Company and/or any third person insurance provided by the Company, through a coordination of benefits, shall pay the estate of the Key Executive a death benefit equal to two times the Key Executive’s current annual base salary at the time of death. In the event the Key Executive’s estate receives death benefits payable under any group life insurance policy issued to the Company, the Company’s liability to pay the amounts in this column will be reduced by the amount of the death benefit paid under such policy, so amounts actually paid could be less than those shown above. The Company shall pay any remaining death benefits to the estate of the Key Executive over the course of twelve (12) months in the same manner and under the same terms as the Key Executive would have been paid if he had still been working for the Company. In addition, no later than one (1) month from the date of death, the estate of the Key Executive will be paid any accumulated vacation pay.

•
Disability. If unable to perform services for the Company by reason of illness or total incapacity, based on standards similar to those utilized by the U.S. Social Security Administration, the Key Executive shall receive his total annual compensation for one (1) year of total incapacity through coordination of benefits with any existing disability insurance program provided by the Company (a reduction in salary by that amount paid by any Company provided insurance). Should the Key Executive be totally incapacitated beyond a one-year period, so that they are not able to devote full time to their employment with the Company, then the employment agreement shall terminate.

•
Constructive Discharge. The Key Executives will incur a constructive discharge upon the occurrence of any of the following: (1) a Key Executive’s base salary is reduced below the “Minimum Rate” (as defined in the “Employment Agreement” section above), (2) a material reduction in a Key Executive’s job function, authority, duties or responsibilities, or other similar change that violates the spirit of the employment agreement, (3) a required relocation to a location more than 100 miles from the Key Executive’s job location at the time of the employment agreements execution, or excessive travel in comparison to other executives in similar situations, (4) any breach of the employment agreement that is not cured within 14 days following a written notice to the Company describing the situation. If the Key Executives’ job responsibilities are substantially modified as a result of one of the previous conditions, the Key Executive could resign and be entitled to be paid an amount equal to 2.99 times the average of the last three years total annual compensation paid to the Key Executive. All amounts payable due to a constructive discharge will be paid to the Key Executives in a lump sum cash payment no later than 30 days following the termination.

          Each of the employment agreements also contains a provision governing the disclosure of information. The Key Executives are prevented, both during and following the term of the employment agreement, from disclosing information on the operating procedures or service techniques of the Company, the Company’s customer lists, or similar valuable and unique Company information. The breach or threatened breach by the Key Executive will result in the Company being entitled to an injunction restraining such breach, and the Company may also seek the recovery of damages from the Key Executive.

Page | 17

          The Company has also entered into an employment agreement with Mr. Dekelbaum, which contains both general employment and change in control severance provisions. Mr. Dekelbaum will receive an amount equal to his base salary within 10 days of a termination due to a “change in control” (such term is not defined further in Mr. Dekelbaum’s agreement) or sale of the Company prior to October 31, 2008. If his termination of employment results from a sale, meaning the sale of all or substantially all of the Company’s assets, it will be the Company’s responsibility to inform the purchaser(s) of the Company’s obligation under the agreement, and ensure that the purchaser(s) assumes all obligations under his agreement.
          The equity awards that are granted to each of the named executive officers are not governed by the employment agreements, but rather through the 2005 Equity Incentive Plan and the accompanying award agreements for each grant. The 2005 Equity Incentive Plan provides that upon either (1) the dissolution or liquidation of the Company; (2) a sale of the Company’s assets; (3) a merger, consolidation, or reorganization where the outstanding shares are converted into a different kind of security or for the successor entity’s securities; or (4) the sale of all the Company’s common shares to an unrelated party, all unvested share options shall receive accelerated vesting. While each of the named executive officers held share options on December 31, 2007, by using the closing price of the Company’s common shares on December 31, 2007 of $10.76 to calculate the potential value of the accelerated vesting, none of the executives would have received value for their awards. The accelerated vesting of share options will only hold value if the option exercise price is below the current value of the shares on the date of exercise. As seen in the “Outstanding Equity Awards at December 31, 2007 Table” above, the exercise price for each of the executive’s options would be above $10.76, and thus no value is reported in the table below for the acceleration of equity awards.
          The following table assumes that each of the executives incurred a termination on December 31, 2007 as a result of the applicable scenario. All vacation days are assumed to have been taken, and all reasonable business expenses are assumed to have been previously reimbursed for purposes of the following table. Each of the amounts in the table is the Company’s best estimate of the amounts that the executives would receive upon a termination or a change in control, but the precise amount would not be determinable until an actual termination occurred.

				Change in Control/
			Constructive	Employment
	Death(1)	Disability (2)	Discharge (3)	Agreement (4)
Lance B. Rosemore	$808,000	$538,000	$1,457,000	$20,000
Barry N. Berlin	$531,000	$377,000	$1,032,000	$20,000
Andrew S. Rosemore	$738,000	$500,000	$1,355,000	$20,000
Jan F. Salit	$531,000	$376,000	$1,031,000	$20,000
Ron H. Dekelbaum	$-	$-	$-	$161,000

(1)	Amounts in this column equal two times the annual base salary of each of the named executive officers in effect as of December 31, 2007.

(2)	Amounts in this column are equal to the amount reported above in the “Total” column of the “Summary Compensation Table” with respect to the year ended December 31, 2007.

(3)
The amounts shown in this column were calculated by multiplying the three-year average total annual compensation by 2.99. Total annual compensation with respect to the calendar years ended December 31, 2006 and 2007 are reported above in the “Total” column of the “Summary Compensation Table.” Total annual compensation with respect to the calendar year ended December 31, 2005 was calculated in the same manner as total annual compensation in 2006 and 2007.

(4)
Represents the accelerated vesting of the 1,900 unvested restricted shares held by Mr. Rosemore, Mr. Berlin, Dr. Rosemore, and Mr. Salit as of December 31, 2007 pursuant to the 2005 Equity Incentive Plan upon a change a change in control transaction. Values were calculated based on a per share closing market price of $10.76 on December 31, 2007. For Mr. Dekelbaum, represents the base salary in effect as of December 31, 2007.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
          The Compensation Committee consists of members of the Board who are neither former nor current officers or employees of the Company or any of its subsidiaries. The Compensation Committee of the Board for the last fiscal year consisted of Mr. Irving Munn, Mr. Barry A. Imber and Mr. Roy H. Greenberg.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our trust managers and executive officers and persons who own more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in our securities with the SEC. Executive officers, trust managers and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.

Page | 18

          Based solely upon a review of these reports, we believe that all SEC filing requirements applicable to our trust managers and executive officers were satisfied with the exception of Dr. Martha Greenberg and Mr. Barry A. Imber. Due to administrative oversights, Dr. Greenberg (a) failed to file a Form 4 in December of 2007 with respect to shares that were transferred from her spouse (in which Dr. Greenberg had not previously reported a beneficial interest) to the Greenberg Family, LLC, of which Dr. Greenberg is the sole manager, and (b) failed to report in her Form 5 for fiscal 2007 an additional 2,198 Shares which were acquired through a dividend reinvestment plan. Due to administrative oversights, Mr. Imber failed to report in his Form 5 for fiscal 2006 and 2007 an additional 1,235 Shares which were acquired through a dividend reinvestment plan.
APPROVAL OF RELATED PERSON TRANSACTIONS
          In general, the Company will enter into or ratify related person transactions only when the Board determines that the related person transaction is reasonable and fair to the Company.
          A “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $5,000, and in which a related person had, has or will have a direct or indirect material interest. A “Related Person” means:
•	any person who is, or at any time during the applicable period was a trust manager of the Company or nominee for trust manager;

•	any person who is known to the Company to be the beneficial owner of more than 5% of the Shares;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the trust manager, nominee for trust manager or more than 5% beneficial owner of the Shares and any person (other than a tenant or employee) sharing the household of such trust manager, nominees for trust manager or more than 5% beneficial owner of the Shares; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

          If a new Related Person Transaction is identified, it is initially brought to the attention of the Chief Financial Officer to determine if the proposed transaction is reasonable and fair to the Company. The Board would then consider, among other things, the recommendation of the individuals directly involved in the transaction and the recommendation of the Chief Financial Officer.
          Identifying possible Related Person Transactions involves the following procedures in addition to the completion and review of the customary Trust Managers’ and Executive Officers’ Questionnaires.
          The Company annually requests each trust manager to verify and update the following information:
•	a list of entities where the trust manager is an employee, director or executive officer;

•	each entity where an immediate family member of a trust manager is an executive officer;

•
each firm, corporation or other entity in which the trust manager or an immediate family member is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest; and

•	each charitable or non-profit organization where the trust manager or an immediate family member is an employee, executive officer, director or trustee.
          During 2007, the Company did not enter into, nor was the Company party to, any Related Person Transactions.

Page | 19

PROPOSAL ONE - ELECTION OF TRUST MANAGERS
          At the Meeting, seven (7) trust managers will be elected by the shareholders, each trust manager to serve for a one (1) year term, until their successor has been duly elected and qualified, or until the earliest of their death, resignation or retirement. The affirmative vote of the holders of two-thirds of the votes cast by the holders of Shares entitled to vote and present at the Meeting is required to elect trust managers.
          The persons named in the enclosed proxy will vote your Shares as you specify on the enclosed proxy form. If you return your properly executed proxy but fail to specify how you want your Shares voted, the Shares will be voted in favor of the nominees listed below. The Board has proposed the following nominees for election as trust managers at the Meeting. All nominees are currently serving as trust managers whose term will expire at the Meeting.

Nominees Name	Age	Principal Occupation	Trust Manager Since
Nathan G. Cohen	62
Mr. Cohen was the Chief Financial Officer of Institution Solutions LLC, a third person administrator, from June 2005 through December 2006. He remains President, since August 2001, of Consultants Unlimited, a management and financial consulting firm. From November 1984 to 2001, he was the Controller of Atco Rubber Products, Inc.
			May 1994

Martha R. Greenberg	56
Dr. Greenberg has practiced optometry for 32 years in Russellville, Alabama and is the President of the Alabama Optometric Association. Dr. Greenberg was a director of PMC Capital from 1984 to February 2004. Dr. Greenberg is not related to Mr. Roy H. Greenberg, but is the sister of Mr. Lance B. Rosemore and Dr. Andrew S. Rosemore.
			May 1996

Roy H. Greenberg	50
Mr. Greenberg has been the President of Whitehall Real Estate, Inc., a real estate management firm, since December 1989. From June 1985 to December 1989, he was Vice President of GHR Realty Holding Group, Inc., a real estate management company.
			September 1993

Barry A. Imber	61
Mr. Imber has been a principal of Imber and Company, Certified Public Accountants, or its predecessor, since 1982. Mr. Imber was previously a trust manager of PMC Commercial from September 1993 to March 1995 and a director of PMC Capital from March 1995 to February 2004.
			February 2004

Irving Munn	59
Mr. Munn has been the President of Munn & Morris Financial Advisors, Inc. since July 1999. He has been a registered representative with Raymond James Financial Services since 1997. Mr. Munn was a principal of Kaufman, Munn and Associates, P.C., a public accounting firm, from 1991 to November 2000 and President from 1993 to November 2000. He is currently the President of Irving Munn, P.C., a public accounting firm. Mr. Munn is a certified public accountant and certified financial planner.
			September 1993

Andrew S. Rosemore	61
Dr. Rosemore has been Chairman of the Board of Trust Managers since January 1994 and has been Executive Vice President, Chief Operating Officer and Treasurer of PMC Commercial since June 1993. He was the Chief Operating Officer of PMC Capital from May 1992 to February 2004 and Executive Vice President of PMC Capital from 1990 to February 2004. Dr. Rosemore was a director of PMC Capital from 1989 to August 1999. Dr. Rosemore is the brother of Dr. Martha R. Greenberg and Mr. Lance B. Rosemore.
			June 1993

Lance B. Rosemore	59
Mr. Rosemore has been President, Chief Executive Officer and Secretary of PMC Commercial since June 1993. He was the Chief Executive Officer of PMC Capital from May 1992 to February 2004 and President of PMC Capital from 1990 to February 2004. Mr. Rosemore was a director and the Secretary of PMC Capital from 1983 to February 2004. Mr. Rosemore was a director of PMC Capital from 1983 to February 2004. Mr. Rosemore is the brother of Dr. Martha R. Greenberg and Dr. Andrew S. Rosemore.
			June 1993
          The Board unanimously recommends that you vote FOR the election of each trust manager as set forth in Proposal One. Proxies solicited by the Board will be so voted unless you specify otherwise in your proxy.

Page | 20

AUDIT COMMITTEE REPORT
          Since inception, the Company’s Audit Committee (the “Audit Committee”) has been composed entirely of independent trust managers. The members of the Audit Committee meet the independence and experience requirements of Section 803 of the AMEX Listing Standards and those established by the SEC. In 2007, the Audit Committee held four (4) meetings. The Audit Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter complies with all current regulatory requirements.
          During 2007, at each of its regularly scheduled meetings, the Audit Committee met with the senior members of the Company’s financial management team. Additionally, the Audit Committee, either through separate private sessions or during its regularly scheduled meetings with independent auditors and the director of internal control testing, had candid discussions regarding financial management, legal, accounting, auditing, and internal control issues.
          The Audit Committee has been provided with quarterly updates on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting. The updates include discussions with the independent auditors about the Company’s internal control assessment process and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting.
          The Audit Committee reviewed with executive management, and the director of internal control testing, (1) the Company’s policies and procedures with respect to risk assessment and risk management and (2) the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Codes of Conduct.
          The Audit Committee recommended to the Board the engagement of PricewaterhouseCoopers LLP as the independent auditors for the year ended December 31, 2007, and reviewed with senior members of the Company’s financial management team and the independent auditors, the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and the independent auditors of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting. The Audit Committee has the sole authority to appoint the independent auditors. Nonetheless, the Audit Committee will continue the practice of recommending a shareholder vote, at their annual meeting, to ratify their appointment of the independent auditors.
          Management has reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K with the Audit Committee including a discussion of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.
          The Audit Committee also discussed with the independent auditors, who are engaged to audit and report on the consolidated financial statements of the Company and subsidiaries and the effectiveness of the Company’s internal control over financial reporting, those matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS No. 90 (communications with audit committees). The Audit Committee received and discussed with the independent auditors their annual written report on their independence from the Company and its management, as required by Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the independent auditors whether the non-audit services provided by them to the Company during 2007 was compatible with their independence.
          In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports.
          In reliance on these reviews and discussions, and the reports of the independent auditors, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.
          The Audit Committee also recommended the appointment, subject to shareholder ratification, of PricewaterhouseCoopers LLP as the independent auditors for 2008 and the Board concurred with such recommendation.
          This section of the proxy statement is not deemed “filed” with the SEC and is not incorporated by reference into the Company’s Annual Report on Form 10-K.

Page | 21

          This report is submitted by the following members of the Audit Committee:
Nathan G. Cohen (Chair)
Barry A. Imber
Irving Munn
PROPOSAL TWO - RATIFICATION OF INDEPENDENT AUDITORS
          Based upon the recommendation of the Audit Committee, the shareholders are urged to ratify the appointment by the Audit Committee of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2008. PricewaterhouseCoopers LLP has served as our independent auditor since June 1993 and is familiar with the Company’s affairs and financial procedures. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.
Principal Accounting Firm Fees
          Aggregate fees billed to the Company for the years ended December 31, 2007 and 2006 by the Company’s principal accounting firm, PricewaterhouseCoopers LLP, were as follows:

	2007	2006

Audit Fees (a)	$713,000	$753,000
Audit Related Fees (b)	19,000	12,000
Tax Fees (c)	142,000	94,000
All Other Fees	2,000	2,000

Total	$876,000	$861,000

(a)
Audit fees consisted of professional services performed in connection with (i) the audit of the Company’s annual financial statements and internal control over financial reporting and (ii) review of financial statements included in its quarterly reports on Form 10-Q.

(b)
Primarily consists of fees incurred in connection with the Company’s compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America’s Uniform Single Attestation Program (“USAP”).

(c)	Tax fees consisted principally of assistance with matters related to tax compliance, tax planning, tax advice and the performance of a transfer pricing analysis.
Pre-Approval Policies
          The Company’s Audit Committee, pursuant to its exclusive authority, has reviewed and approved the Company’s engagement of PricewaterhouseCoopers LLP as its independent auditors, and the incurrence of all of the fees described above, for 2007. The Audit Committee has selected PricewaterhouseCoopers LLP as independent auditors for 2008, subject to review and approval of the final terms of its engagement as such and its audit fees. The Audit Committee has also adopted Pre-Approval Policies for all other services PricewaterhouseCoopers LLP may perform for the Company in 2008. The Pre-Approval Policies detail with specificity the services that are authorized within each of the above-described categories of services and provide for aggregate maximum dollar amounts for such pre-approved services. Any additional services not described or otherwise exceeding the maximum dollar amounts prescribed by the Pre-Approval Policies for 2008 will require the further advance review and approval of the Audit Committee. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair the independent auditors’ independence. The Audit Committee has delegated the authority to grant any such additional required approval to its Chairman between meetings of the Audit Committee, provided that the Chairman reports the details of the exercise of any such delegated authority at the next meeting of the Audit Committee.
          Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the Shares voting in person or by proxy at the Annual Meeting of Shareholders. If the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment.
          The Board unanimously recommends that you vote FOR this proposal. Proxies solicited by the Board will be so voted unless you specify otherwise in your proxy.

Page | 22

SHAREHOLDER PROPOSALS
          To be included in the proxy statement, any proposals of holders of Shares intended to be presented at the annual meeting of shareholders of the Company to be held in 2009 must be received by the Company, addressed to Mr. Lance B. Rosemore, Secretary of the Company, 17950 Preston Road, Suite 600, Dallas, Texas, 75252, no later than December 31, 2008, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. Pursuant to Rule 14a-4(c)(1) promulgated under the Securities and Exchange Act of 1934, a proposal shall be considered untimely and the Company’s management will have discretionary authority to vote on any matter which the Company does not receive notice by March 14, 2009, with respect to proxies submitted to the 2009 annual meeting of the Company’s shareholders.
ANNUAL REPORT
          We have provided without charge a copy of the annual report to shareholders for fiscal year 2007, which includes a copy of the Form 10-K as filed with the SEC (excluding exhibits) to each person being solicited by this proxy statement. Upon the written request by any person being solicited by this proxy statement, we will provide without charge a copy of the Annual Report on Form 10-K as filed with the SEC (excluding exhibits, for which a reasonable charge shall be imposed). All requests should be directed to the Company’s Investor Relations Department at 17950 Preston Road, Suite 600, Dallas, Texas 75252.

BY ORDER OF THE BOARD OF TRUST MANAGERS
/s/ Lance B. Rosemore
Lance B. Rosemore
Chief Executive Officer and Secretary

Page | 23

ANNUAL MEETING OF SHAREHOLDERS OF
PMC COMMERCIAL TRUST
June 14, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

▪ 20730000000000000000 5	061408
THE BOARD OF TRUST MANAGERS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
Item 1.
To consider and elect seven members of PMC Commercial’s board of trust managers, each to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified.

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Nathan G. Cohen Martha R. Greenberg
		¡	Roy H. Greenberg
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Barry A. Imber Irving Munn
		¡	Andrew S. Rosemore
☐	FOR ALL EXCEPT (See instructions below)	¡	Lance B. Rosemore

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

		FOR	AGAINST	ABSTAIN
Item 2.	To consider and ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of PMC Commercial for the year ending December 31, 2008.	☐	☐	☐

If any other business is presented at the Meeting, this proxy will be voted by the proxies in their best judgment.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUST MANAGERS.

Please mark, sign and return this proxy in the enclosed envelope or by facsimile. The undersigned acknowledges receipt from PMC Commercial of a Notice of Annual Meeting of Shareholders and a proxy statement.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

▪	Note :	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	▪

0

PROXY	PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUST MANAGERS OF
PMC COMMERCIAL TRUST
      The undersigned hereby appoints Barry N. Berlin and Jan F. Salit, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as designated on the reverse side, all the common shares of beneficial interest (each a “Share”) of PMC Commercial Trust (“PMC Commercial”) which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of shareholders of PMC Commercial to be held at 8:30 a.m. Central time, on Saturday, June 14, 2008 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be signed on the reverse side)
14475